Exhibit 99.1

Investor Relations Contact:
Raphael Gross of ICR
203.682.8200

Chairman, President, and Chief Executive Officer of Kona Grill, Inc. Resigns Today;
Company Complies with NASDAQ Independence Requirements; Pending Common Stock Rights Offering
Deadline Extended to 5:00 p.m., Eastern Daylight Savings Time, on June 5, 2009

FOR IMMEDIATE RELEASE

SCOTTSDALE, AZ — (Globe Newswire) — May 15, 2009: Kona Grill, Inc. (Nasdaq: KONA), an American grill and sushi bar, announced today that Mr. Marcus Jundt, the Company’s Chairman, President, and Chief Executive Officer, resigned as an officer and as a director of the Company, effective immediately.

Mr. Jundt stated “Although I’m very disappointed by the lack of confidence in my continued leadership expressed by our stockholders in the ‘withhold authority’ votes I received at the Company’s 2009 Annual Meeting, I appreciate that a substantial majority of the Company’s public owners have spoken their will and, therefore, it is in the Company’s best interest for me to step aside at this time.” Mr. Jundt stated further, “ I’ve been involved with the Company since its inception and I always will believe strongly in the Kona Grill concept and brand. I have only the best interests of our stockholders in mind and I do not want to impede, in any way, the Company’s future progress and success. If our stockholders believe it is time for a new steward of the Company, then I must respect their views and decision.”

Mr. Mark Zesbaugh, Chair of the Company’s Audit Committee, stated, “On behalf of Kona Grill and the Company’s Board of Directors, we respect Marcus’ decision and want to thank him for his years of dedicated service and his contribution to the growth of the Company’s business. His energy and his enthusiasm for the ‘Kona concept’ were significant factors in the development of the Company. We certainly wish Marcus every success in the future.”

The Company also announced today that Mark Bartholomay, the Company’s Chief Operating Officer, will now also serve as interim President and Chief Executive Officer, until a permanent successor to Mr. Jundt has been identified and appointed. The Company’s Nominating Committee has commenced a search for qualified candidates.

Separately, Mr. Anthony Winczewski, who currently serves as Chair of the Company’s Nominating Committee, has rejoined the Company’s Audit Committee effective at the close of business today.

As a result of Mr. Jundt’s resignation and Mr. Winczewski ‘s appointment to the Audit Committee, the Company has remedied its temporary non-compliance with applicable NASDAQ Marketplace Rules, which require the Board to be comprised of a majority of independent directors and the Company’s audit committee to be comprised of at least three independent directors.

The Company approved today a 14-day extension of the Company’s pending subscription rights offering to 5:00 p.m., Eastern Daylight Savings Time, on June 5, 2009, unless further extended by the Company. Pursuant to the subscription rights offering, each holder of record of the Company’s common stock as of April 17, 2009 received one non-transferable subscription right for every 2.5 shares of common stock owned by such holder on such date. Each subscription right entitles a holder to purchase one newly issued share of the Company’s common stock for $1.35. The rights offering originally was scheduled to expire on May 22, 2009.

This press release shall not constitute an offer to sell, nor the solicitation of an offer to buy, any securities, nor shall there be any sale of securities mentioned in this press release in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state. A Registration Statement on Form S-3 (Reg. No. 33-158278) relating to these securities has been filed with the Securities and Exchange Commission. The rights offering will be made only by means of a prospectus. Copies of the prospectus may be obtained from the Company’s information agent, Morrow & Co., LLC, 470 West Avenue — 3rd Floor, Stamford, CT 06902; (800) 607-0088 (toll-free), (203) 658-9400 (collect).

* * * * * * *

About Kona Grill

Kona Grill restaurants serve a diverse selection of mainstream American dishes as well as a variety of appetizers and entrees with an international influence. Each restaurant also features an extensive sushi menu and sushi bar and is open daily for lunch and dinner. For further information, please visit the Company’s website at www.konagrill.com.

Forward-Looking Statements

The statements contained in this release that are not historical facts are forward-looking statements. Forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, objectives, goals, strategies, future events, or performance and underlying assumptions and other statements that are not purely historical. We have attempted to identify these statements by using forward-looking terminology such as “may,” “will,” “anticipates,” “expects,” “believes,” “intends,” “should,” or comparable terms. All forward-looking statements included in this press release are based on information available to us on the date of this release and we assume no obligation to update these forward-looking statements for any reason. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those described in the statements. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s filings with the Securities and Exchange Commission.